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                                                                     EXHIBIT 4.3

                             REGISTRATION AGREEMENT

          THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of March 1, 2005, by and among (i) NewQuest Holdings, Inc., a Delaware Corporation (the "Company"), (ii) GTCR Fund VIII, L.P., a Delaware limited partnership ("Fund VIII"), GTCR Fund VIII/B, L.P., a Delaware limited partnership ("Fund VIII/B"), GTCR Co-Invest II, L.P., a Delaware limited partnership ("GTCR Co-Invest"), and any investment fund managed by GTCR Golder Rauner II, L.L.C., a Delaware limited liability company ("GTCR") or any of its Affiliates, that at any time acquires securities of the Company and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Investor" and collectively, the "Investors"), (iii) the Persons listed on the attached Schedule of Holders under the heading "Executives" and each of the other executives or employees of the Company or its Subsidiaries or persons who were executives or employees of the Company or its Subsidiaries at any time subsequent to July 1, 2004 who, at any time, acquires equity securities in accordance with Section 8 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Executive," and collectively, the "Executives"), and (iv) the Persons listed on the attached Schedule of Holders under the heading "Other Stockholders" and each of the other Persons set forth from time to time on the attached "Schedule of Holders" under the heading "Other Stockholders" who, at any time, acquires equity securities in accordance with Section 8 hereof and executes a counterpart of this Agreement or otherwise agrees to be bound by this Agreement (each, an "Other Stockholder," and collectively, the "Other Stockholders"). The Investors, the Executives and the Other Stockholders are collectively referred to herein as the "Stockholders". Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 10 hereof.

          The Company and the Investors are party to the Stock Purchase Agreement. The Company and certain Executives and Other Stockholders are party to a Purchase and Exchange Agreement, dated as of November 10, 2004, as amended (the "Purchase and Exchange Agreement"). In order to induce the Investors to enter into the Stock Purchase Agreement and to induce certain Executives and Other Stockholders to consummate the transactions contemplated by the Purchase and Exchange Agreement, the Company has agreed to provide the rights set forth in this Agreement.

          The parties hereto agree as follows:

          1. Demand Registrations.

          (a) Requests for Registration. The holders of a majority of the Investor Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration ("Long-Form Registrations"), or on Form S-2 or S-3 (including pursuant to Rule 415 under the Securities Act) or any similar short-form registration ("Short-Form Registrations"), if available. In addition, subject to the other terms and conditions of this paragraph 1, (i) at any time after the Other Stockholders Restriction Termination Date, the holders of a majority of the Other Registrable Securities may request Short Form Registrations and (ii) at any time after the Executives

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Restriction Termination Date, the holders of a majority of the Executive
Registrable Securities and Other Registrable Securities, collectively, may request Short Form Registrations. All registrations requested pursuant to this
Section 1(a) are referred to herein as "Demand Registrations." Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. If such request is delivered to the Company on or prior to the Other Stockholders Restriction Termination Date, then within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and shall include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. If such request is delivered to the Company after the Other Stockholders Restriction Termination Date but on or prior to the Executives Restriction Termination Date, then within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Investor Registrable Securities and Other Registrable Securities and shall include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities and Other Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice. If a request for Demand Registration is delivered to the Company after the Executives Restriction Termination Date, then within ten days after receipt of any such request, the Company shall give written notice of such requested registration to all other holders of Registrable Securities and shall include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company's notice.

          (b) Investor Long-Form Registrations. The holders of a majority of the Investor Registrable Securities shall be entitled to request an unlimited number of Long-Form Registrations in which the Company shall pay all Registration Expenses (as defined in Section 5); provided that the aggregate offering value of the Investor Registrable Securities requested to be registered in any Long-Form Registration pursuant to this sentence must equal at least $10,000,000. All Long-Form Registrations shall be underwritten registrations.

          (c) Short-Form Registrations. In addition to the Long-Form Registrations provided to the Investors pursuant to Section 1(b), (x) the holders of a majority of the Investor Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Investor Registrable Securities requested to be registered in any Short-Form Registration pursuant to this clause (x) must equal at least $5,000,000, and (y) after the Other Stockholders Restriction Termination Date, the holders of a majority of the Other Registrable Securities shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the


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aggregate offering value of the Other Registrable Securities requested to be registered in any Short-Form Registration pursuant to this clause (y) must equal at least $5,000,000, and (z) after the Executives Restriction Termination Date, the holders of a majority of the Executive Registrable Securities and Other Registrable Securities, collectively, shall be entitled to request an unlimited number of Short-Form Registrations in which the Company shall pay all Registration Expenses; provided that the aggregate offering value of the Executive Registrable Securities and Other Registrable Securities requested to be registered in any Short-Form Registration pursuant to this clause (y) must equal at least $5,000,000. The Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form. After the Company has become subject to the reporting requirements of the Securities Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 available for the sale of Registrable Securities.

          (d) Priority on Demand Registrations.

          (i) Prior to the Other Stockholders Restriction Termination Date, the Company shall not include in any Demand Registration any securities that are not Investor Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities included in such registration. Prior to the Other Stockholders Restriction Termination Date, if a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Investor Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Investor Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities to be included in such registration, then the Company shall include in such registration, prior to the inclusion of any securities that are not Investor Registrable Securities, the number of Investor Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Investor Registrable Securities owned by each such holder.

          (ii) After the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the Company shall not include in any Demand Registration any securities that are not Investor Registrable Securities or Other Registrable Securities without the prior written consent of the holders of a majority of the Investor Registrable Securities. On or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, if a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Investor Registrable Securities, Other Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Investor Registrable Securities, Other Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Investor Registrable Securities and Other Registrable Securities to be included in such registration, collectively, then the Company shall include in such registration, prior to the inclusion of any securities that are not Investor Registrable Securities or Other


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Registrable Securities, the number of Investor Registrable Securities and
Other Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Investor Registrable Securities and Other Registrable Securities owned by each such holder.

          (iii) After the Executives Restriction Termination Date, the Company shall not include in any Demand Registration any securities that are not Registrable Securities without the prior written consent of the holders of a majority of the Registrable Securities. After the Executives Restriction Termination Date, if a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, then the Company shall include in such registration, prior to the inclusion of any securities that are not Registrable Securities, the number of Registrable Securities requested to be included that, in the opinion of such underwriters, can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities owned by each such holder.

          (e) Restrictions on Long-Form Registrations. The Company shall not be obligated to effect any Long-Form Registration within 90 days after the effective date of a previous Long-Form Registration or a previous registration in which the holders of Registrable Securities were given piggyback rights pursuant to Section 2 and in which there was no reduction in the number of Registrable Securities requested to be included. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration if (i) prior to the Other Stockholders Restriction Termination Date, the Company and the holders of a majority of the Investor Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to acquire financing, engage in any acquisition (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction; provided that, in such event, the holders of Investor Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration, (ii) on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the Company and the holders of a majority of the Investor Registrable Securities and Other Registrable Securities, collectively, agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to acquire financing, engage in any acquisition (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction; provided that, in such event, the holders of Investor Registrable Securities or the holders of Other Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such


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registration, or (iii) after the Executives Restriction Termination Date, the
Company and the holders of a majority of the Registrable Securities agree that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to acquire financing, engage in any acquisition (other than in the ordinary course of business), or engage in any merger, consolidation, tender offer, reorganization, or similar transaction; provided that, in such event, the holders of Registrable Securities initially requesting such Demand Registration shall be entitled to withdraw such request and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

          (f) Selection of Underwriters. Prior to the Other Stockholders Restriction Termination Date, the holders of a majority of the Investor Registrable Securities included in any Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering. On or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the holders of a majority of the Investor Registrable Securities and the Other Registrable Securities included in any Demand Registration, collectively, shall have the right to select the investment banker(s) and manager(s) to administer the offering. On or after the Executives Restriction Termination Date, the holders of a majority of the Registrable Securities included in any Demand Registration shall have the right to jointly select the investment banker(s) and manager(s) to administer the offering.

          (g) Other Registration Rights. Prior to the Other Stockholders Restriction Termination Date, except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities. On or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Investor Registrable Securities and the Other Registrable Securities, collectively. After the Executives Restriction Termination Date, except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities, options, or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities.

          (h) Obligations of Holders of Registrable Securities. Subject to the Company's obligations under Section 4(e) hereof, each holder of Registrable Securities shall cease using any prospectus after receipt of written notice from the Company of the happening of any event as a result of which such prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.


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          2. Piggyback Registrations.

          (a) Right to Piggyback. Whenever the Company proposes to register any of its securities (including any proposed registration of the Company's securities by any third party) under the Securities Act (other than (i) pursuant to a Demand Registration, to which Section 1 is applicable, (ii) in connection with an initial public offering of the Company's equity securities, or (iii) in connection with registrations on Form S-4, S-8 or any successor or similar forms) and the registration form to be used may be used for the registration of Registrable Securities (x) at any time on or prior to the Other Stockholders Restriction Termination Date, the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Investor Registrable Securities of its intention to effect such a registration and shall include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice, (y) at any time on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Investor Registrable Securities and Other Registrable Securities of its intention to effect such a registration and shall include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Investor Registrable Securities and Other Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice and (z) at any time on or after the Executives Restriction Termination Date, the Company shall give prompt written notice (and in any event within three business days after its receipt of notice of any exercise of demand registration rights other than under this Agreement) to all holders of Registrable Securities of its intention to effect such a registration and shall include in such registration (and in all related registrations and qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after the receipt of the Company's notice. Any registration of Registrable Securities pursuant to this Section is hereinafter referred to as a "Piggyback Registration."

          (b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, then the Company shall include in such registration
(i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pursuant to
Section 2(a) above, pro rata


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among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, the other securities requested to be included in such registration.

          (d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities other than holders of Registrable Securities (it being understood that secondary registrations on behalf of holders of Registrable Securities are addressed in Section 1 above rather than this Section 2(d)), and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority of the Registrable Securities to be included in such registration, then the Company shall include in such registration (i) first, the securities requested to be included therein by the holders requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration pursuant to Section 2(a) above, pro rata among the holders of such Registrable Securities on the basis of the number of shares owned by each such holder, and (iii) third, the other securities requested to be included in such registration.

          (e) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, then the selection of investment banker(s) and manager(s) for the offering must be approved by (i) the holders of a majority of the Investor Registrable Securities included in such Piggyback Registration if such underwritten offering is consummated at any time prior to the Other Stockholders Restriction Termination Date, (ii) the holders of a majority of the Investor Registrable Securities and Other Registrable Securities included in such Piggyback Registration, collectively, if such underwritten offering is consummated at any time on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, and
(iii) the holders of a majority of the Registrable Securities included in such Piggyback Registration if such underwritten offering is consummated at any time on or after the Executives Restriction Termination Date. Such approval shall not be unreasonably withheld or delayed.

          (f) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to
Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, then the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 180 days has elapsed from the effective date of such previous registration.

          3. Holdback Agreements.

          (a) To the extent not inconsistent with applicable law, each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any initial public offering or any underwritten


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Demand Registration or any underwritten Piggyback Registration in which
Registrable Securities are included (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, subject to the terms and conditions of the Stockholders Agreement.

          (b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities, options, or rights convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180-day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering otherwise agree, and (ii) to the extent not inconsistent with applicable law, shall cause each holder of its equity securities, or any securities convertible into or exchangeable or exercisable for equity securities, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

          4. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and, within 60 days after the end of the period within which requests for registration may be given to the Company, file with the Securities and Exchange Commission a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that, before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to (i) prior to the Other Stockholders Restriction Termination Date, the counsel selected by the holders of a majority of the Investor Registrable Securities covered by such registration statement, (ii) on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the counsel selected by the holders of a majority of the Investor Registrable Securities and Other Registrable Securities covered by such registration statement, collectively and (ii) on or after the Executives Restriction Termination Date, the counsel selected by the holders of a majority of the Registrable Securities, copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

          (b) notify in writing each holder of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days (or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller of Registrable Securities to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller of Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) consent to general service of process in any such jurisdiction);

          (e) promptly notify in writing each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, (i) prior to the Other Stockholders Restriction Termination Date, at the request of the holders of a majority of the Investor Registrable Securities covered by such registration statement, (ii) on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, at the request of the holders of a majority of the Investor Registrable Securities covered by such registration statement, collectively, or (iii) on or after the Executives Restriction Termination Date, at the request of the holders of a majority of the Registrable Securities, the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the


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generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as (X) (i) prior to the Other Stockholders Restriction Termination Date, the holders of a majority of the Investor Registrable Securities being sold, (ii) on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the holders of a majority of the Investor Registrable Securities and Other Registrable Securities being sold, collectively, or (iii) on or after the Executives Restriction Termination Date, the holders of a majority of the Registrable Securities being sold or (Y) the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of Registrable Securities (including effecting a stock split or a combination of shares);

          (i) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement and assist and, at the reasonable request of any participating underwriter, use reasonable best efforts to cause such officers or directors to participate in presentations to prospective purchasers;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any equity securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

          (l) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

          (m) obtain one or more cold comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as (i) prior to the Other Stockholders Restriction Termination Date, the holders of a majority of the Investor Registrable Securities being sold in such registered offering reasonably request (provided that such Investor Registrable Securities constitute at least 10% of the securities covered by such registration statement), (ii) on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the holders of a majority of the Investor Registrable Securities and Other Registrable Securities being sold in such registered offering reasonably request, collectively (provided that such Investor Registrable Securities and Other Registrable Securities, collectively, constitute at least 10% of the securities covered by such registration statement) and (iii) on or after the Executives Restriction Termination Date, as the holders of a majority of the Registrable Securities being sold in such registered offering reasonably request (provided that such Registrable Securities constitute at least 10% of the securities covered by such registration statement); and

          (n) provide a legal opinion of the Company's outside counsel, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

          5. Registration Expenses.

          (a) Subject to Section 5(b) below, all expenses incident to the Company's performance of or compliance with this Agreement, including all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, travel expenses, filing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company, and fees and disbursements of all independent certified public accountants, underwriters including, if necessary, a "qualified independent underwriter" within the meaning of the rules of the National Association of Securities Dealers, Inc. (in each case, excluding discounts and commissions), and other Persons retained by the Company or by holders of Registrable Securities or their affiliates on behalf of the Company to the extent permitted by this Agreement (all such expenses being herein called "Registration Expenses"), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system (or any successor or similar system).

          (b) In connection with each Demand Registration and each Piggyback Registration requested prior to the Other Stockholders Restriction Termination Date, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the

Investor Registrable Securities included in such registration. In connection with each Demand Registration and each Piggyback Registration requested on or after the Other Stockholders Restriction Termination Date but prior to the Executives Restriction Termination Date, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Investor Registrable Securities and Other Registrable Securities included in such registration, collectively. In connection with each Demand Registration and each Piggyback Registration on or after the Executives Restriction Termination Date, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities included in such registration.

          (c) To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder's securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

          6. Indemnification.

          (a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, its officers, directors, agents, and employees, and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), whether joint and several or several, together with reasonable costs and expenses (including reasonable attorney's fees) to which any such indemnified party may become subject under the Securities Act or otherwise (collectively, "Losses") caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 6, collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the "blue sky" or securities laws thereof or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer, and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the Company shall not be liable in any such case to the extent that any such Losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

          (b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent permitted by law, shall indemnify and hold harmless the other holders of Registrable Securities and the Company, and their respective officers, directors, agents, and employees, and each other Person who controls the Company (within the meaning of the Securities Act) against any Losses caused by, resulting from, arising out of, based upon, or relating to (i) any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus, or any amendment thereof or supplement thereto or in any application, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, and such holder will reimburse the Company and each such other indemnified party for any legal or any other expenses incurred by them in connection with investigating or defending any such Losses; provided that the obligation to indemnify will be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

          (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, then the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) The indemnification provided for under this Agreement shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract, and will remain in full force and effect regardless of any investigation made or omitted by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.

          (e) If the indemnification provided for in this Section 6 is unavailable to or is insufficient to hold harmless an indemnified party under the provisions above in respect to any Losses referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, then in such proportion as is appropriate to reflect not only the relative fault referred to in clause (i) above but also the relative benefit of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand in connection with the statement or omissions which resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the sellers of Registrable Securities and any other sellers participating in the registration statement on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Company bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Securities and any other sellers participating in the registration statement. The relative fault of the Company on the one hand and of the sellers of Registrable Securities and any other sellers participating in the registration statement on the other hand shall be determined by reference to, among other things, whether the untrue statement or alleged omission to state a material fact relates to information supplied by the Company or by the sellers of Registrable Securities or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (f) The Company and the sellers of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the sellers of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in Section 6(e) above. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 6(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no seller of Registrable Securities shall be required to contribute pursuant to this Section 6 any amount in excess of the sum of (i) any amounts paid pursuant to Section 6(b) above and (ii) the net proceeds received by such seller from the sale of Registrable Securities covered by the registration statement filed pursuant hereto. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          7. Participation in Underwritten Registrations.

          (a) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including pursuant to the terms of any over-allotment or "green shoe" option requested by the managing underwriter(s), provided that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder's intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6 hereof.

          (b) Each Person that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) above, such Person will immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person's receipt of the copies of a supplemented or amended prospectus as contemplated by Section 4(e). In the event the Company shall give any such notice, the applicable time period mentioned in
Section 4(b) during which a Registration Statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e).

          8. Additional Stockholders. In connection with the issuance of any additional equity securities of the Company prior to the Other Stockholders Restriction Termination Date, the Company, with the consent of the holders of a majority of the Investor Registrable Securities, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a holder of any particular category of Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a holder of such category of Registrable Securities and party to this Agreement. In connection with the issuance of any additional equity securities of the Company on or after the Other Stockholders Restriction Termination Date, the Company, with the consent of the holders of a majority of the Investor Registrable Securities and Other Registrable Securities, collectively, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a holder of any particular category of Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a holder of such category of Registrable Securities and party to this Agreement. In connection with the issuance of any additional equity securities of the Company on or after the

Executives Restriction Termination Date, the Company, with the consent of the holders of a majority of the Registrable Securities, may permit such Person to become a party to this Agreement and succeed to all of the rights and obligations of a holder of any particular category of Registrable Securities under this Agreement by obtaining an executed counterpart signature page to this Agreement, and, upon such execution, such Person shall for all purposes be a holder of such category of Registrable Securities and party to this Agreement.

          9. Subsidiary Public Offering. If, after an initial public offering of the equity securities of a Subsidiary of the Company, the Company distributes securities of such Subsidiary to stockholders of the Company, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary's obligations under this Agreement.

          10. Definitions.

          (a) "Common Stock" means any class of the Company's common stock.

          (b) "Executive Registrable Securities" means, (i) any Common Stock issued to the Executives, (ii) any Common Stock issued to the Executives upon conversion of Preferred Stock issued to the Executives pursuant to the Stock Purchase Agreement, and (iii) common equity securities of the Company or a Subsidiary issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

          (c) "Executives Restriction Termination Date" means the earlier of (x) the second anniversary of the Company's initial public offering and (y) the receipt of proceeds by the Investors from the sale of capital stock of the Company held by the Investors in an aggregate amount of at least $134,068,683.

          (d) "Investor Registrable Securities" means, (i) any Common Stock issued to the Investors pursuant to the Stock Purchase Agreement, (ii) any Common Stock issued to the Investors upon conversion of Preferred Stock issued to the Investors pursuant to the Stock Purchase Agreement, (iii) common equity securities of the Company or a Subsidiary issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization, and (iv) other Common Stock held by Persons holding securities described in clauses (i), (ii) or (iii) above.

          (e) "Other Registrable Securities" means, (i) any Common Stock issued or distributed to the Other Stockholders, (ii) any Common Stock issued to the Other Stockholders upon conversion of Preferred Stock issued to the Other Stockholders pursuant to the Stock Purchase Agreement, and (iii) common equity securities of the Company or a Subsidiary issued or issuable with respect to the securities referred to in clauses (i) or (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

          (f) "Other Stockholders Restriction Termination Date" means the earlier of (x) the first anniversary of the Company's initial public offering and (y) the receipt of proceeds by the Investors from the sale of capital stock of the Company held by the Investors in an aggregate amount of at least $134,068,683.

          (g) "Person" means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, an investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

          (h) "Preferred Stock" means any class of the Company's preferred stock.

          (i) "Purchase and Exchange Agreement" means the purchase and exchange agreement, dated as of November 10, 2004, by and among NewQuest, LLC, a Texas limited liability company, the Persons listed on the Schedule of Sellers attached thereto (collectively referred to therein as the "Sellers"), Jeffrey L. Rothenberger, as the Sellers' Representative, the Company, and NewQuest, Inc., a Delaware corporation.

          (j) "Registrable Securities" means the Investor Registrable Securities, the Executive Registrable Securities and the Other Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they (i) have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer, or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), (ii) unless the respective Stockholder otherwise elects, have been distributed to the limited partners of any of the Stockholder, (iii) have been effectively registered under a registration statement including, without limitation, a registration statement on Form S-8 (or any successor form), or (iv) have been repurchased by the Company. In addition, all Registrable Securities held by any Person shall cease to be Registrable Securities (provided that, for purposes of this provision, all Investors and all Registrable Securities held by such Investors shall be treated as Registrable Securities held by a single Person) when all such Registrable Securities become eligible to be sold to the public through a broker, dealer, or market maker pursuant to Rule 144 (or any similar provision then in force) during a single 90-day period. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to acquire such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected; provided that this sentence shall not apply to shares of the common equity securities of the Company issuable upon the exercise of unvested options originally issued to employees or former employees of the Company or its Subsidiaries.

          (k) "Securities Act" means the Securities Act of 1933, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

          (l) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

          (m) "Stock Purchase Agreement" means the stock purchase agreement, dated as of March 1, 2005, among the Company, the Investors and certain other Persons.

          (n) "Stockholders Agreement" means that certain Stockholders Agreement, dated as of the date hereof, by and among the Company, the Investors and the other parties thereto, as amended from time to time pursuant to its terms.

          (o) "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which
(i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity. For purposes hereof, references to a "Subsidiary" of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term "Subsidiary" refers to a Subsidiary of the Company.

          (p) Unless otherwise stated, other capitalized terms contained herein have the meanings set forth in the Purchase and Exchange Agreement.

          11. Miscellaneous.

          (a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities that is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

          (b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities that would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or that would adversely affect the marketability of such Registrable Securities in any such registration (including effecting a stock split or a combination of shares).

          (c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement. Nothing contained in this Agreement shall be construed to confer upon any Person who is not a signatory hereto any rights or benefits, whether as a third-party beneficiary or otherwise.

          (d) Amendments and Waivers. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against (i) the Company unless such modification, amendment or waiver is approved in writing by the Company, or (ii) the holders of Registrable Securities unless such modification, amendment, or waiver is approved in writing by the holders of a majority of the Investor Registrable Securities and the holders of a majority of the Executive Registrable Securities and Other Registrable Securities, collectively; provided that no such amendment or modification that would materially and adversely affect holders of one class or group of Registrable Securities in a manner different than holders of any other class or group of Registrable Securities (other than amendments and modifications required to implement the provisions of Section 8) shall be effective against the holders of such class or group of Registrable Securities without the prior written consent of holders of at least a majority of Registrable Securities of such class or group materially and adversely affected thereby. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

          (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent permitted holder of Registrable Securities. The rights and obligations of each Investor under this Agreement may be assigned by each such Investor at any time, in whole or in part, to another Investor or any investment fund managed by GTCR, GTCR Golder Rauner, L.L.C., or any successor thereto. Notwithstanding the foregoing, in order to obtain the benefit of this Agreement, any subsequent holder of Registrable Securities must execute a counterpart to this Agreement, thereby agreeing to be bound by the terms hereof.

          (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages or facsimile), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

          (h) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa. The use of the word "including" in this Agreement shall be, in each case, by way of example and without limitation. The use of the words "or," "either," and "any" shall not be exclusive. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.

          (i) Governing Law. The Delaware General Corporation Law shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation, and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (j) MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          (k) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. Chicago, Illinois time on a business day, and otherwise on the next business day. Such notices, demands, and other communications shall be sent to each Investor, each Executive, and each Other Stockholder at the addresses indicated on the Schedule of Holders and to the Company at the address of its corporate headquarters or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

          (l) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the parties have executed this Registration Agreement as of the date first written above.

                                        NEWQUEST HOLDINGS, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its: President


                                        GTCR FUND VIII, L.P.

                                        By: GTCR Partners VIII, L.P.
                                        Its: General Partner

                                        By: GTCR Golder Rauner II, L.L.C.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its: Principal


                                        GTCR FUND VIII/B, L.P.

                                        By: GTCR Partners VIII, L.P.
                                        Its: General Partner

                                        By: GTCR Golder Rauner II, L.L.C.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its: Principal


                                        GTCR CO-INVEST II, L.P.

                                        By: GTCR Golder Rauner II, L.L.C.
                                        Its: General Partner


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Its: Principal

                 SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT